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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Republic of Singapore                             NOT APPLICABLE
     ----------------------------------------             --------------------
     (State of Incorporation or Organization)             (I.R.S. Employer
                                                          Identification No.)


   60 Woodlands Industrial Park D, Street 2, Singapore           738406
   ---------------------------------------------------    --------------------
        (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the registration of a         If this form relates to the registration of a
class of securities pursuant to Section 12(b)         class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant         of the Exchange Act and is effective pursuant
to General Instruction A.(c), please check the        to General Instruction A.(d), please check the
following box. [ ]                                    following box. [X]

Securities to be Registered Pursuant to Section 12(b) of the Act:

        Title of Each Class                      Name of Each Exchange on Which
        to be so Registered                      Each Class is to be Registered
        -------------------                      ------------------------------
             None                                            None


Securities Act registration statement file number to which this form relates (if applicable): Not applicable


Securities to be Registered Pursuant to Section 12(g) of the Act:


Rights to subscribe for American Depositary Shares
--------------------------------------------------
                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


     Chartered Semiconductor Manufacturing Ltd (the "Registrant") hereby incorporates by reference the description of the securities to be registered hereunder set forth under the headings "Summary of the Offering," "The Offering" and "Taxation" in the Registrant's Prospectus Supplement dated September 14, 2002 to Prospectus dated March 19, 2001 filed on September 16, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which are incorporated by reference herein.


ITEM 2. EXHIBITS.

     1.   Memorandum and Articles of Association of the Registrant filed as
          Exhibit 3 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-88397), as filed with the Securities and Exchange Commission on October 4, 1999, which is incorporated herein by reference. The Memorandum and Articles of Association were amended by shareholders resolutions which are filed as Exhibit 99.1 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on June 29, 2001, and were as set forth in the proxy statement for the Registrant's annual general meeting in May 2001 which is filed as Exhibit 99.1 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on April 18, 2001, which exhibits are incorporated herein by reference.

     2. Deposit Agreement dated November 4, 1999 by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder (including as an exhibit, the form of American Depositary Receipt) filed as Exhibit 4 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on November 23, 1999, which exhibit is incorporated herein by reference.

     3.   Rights Agency Agreement between the Registrant and Citibank,
          N.A., as ADS rights agent, with respect to the services to be provided by the ADS rights agent in connection with the Registrant's rights offering, filed as Exhibit 99.6 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on September 16, 2002, which exhibit is incorporated herein by reference.

     4. Forms of the instruction booklet to holders of ADRs, the notice of guaranteed delivery, the letter to securities dealers, the letter to clients, the guidelines for substitute tax form W-9, the substitute tax form W-9, and the ADS rights certificate, each in connection with the Registrant's rights offering and filed as Exhibits 99.7 to 99.13, respectively, to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on September 16, 2002, which exhibits are incorporated herein by reference.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


     Date: September 16, 2002



                                             CHARTERED SEMICONDUCTOR
                                             MANUFACTURING LTD



                                             By:   /s/ George Thomas
                                                 -------------------------------
                                                 Name:  George Thomas
                                                 Title: Vice President and Chief
                                                        Financial Officer

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                                  EXHIBIT INDEX


EXHIBIT NO.

     1.   Memorandum and Articles of Association of the Registrant filed as
          Exhibit 3 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-88397), as filed with the Securities and Exchange Commission on October 4, 1999, which is incorporated herein by reference. The Memorandum and Articles of Association were amended by shareholders resolutions which are filed as Exhibit 99.1 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on June 29, 2001, and were as set forth in the proxy statement for the Registrant's annual general meeting in May 2001 which is filed as Exhibit 99.1 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on April 18, 2001, which exhibits are incorporated herein by reference.

     2. Deposit Agreement dated November 4, 1999 by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder (including as an exhibit, the form of American Depositary Receipt) filed as Exhibit 4 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on November 23, 1999, which exhibit is incorporated herein by reference.

     3.   Rights Agency Agreement between the Registrant and Citibank,
          N.A., as ADS rights agent, with respect to the services to be provided by the ADS rights agent in connection with the Registrant's rights offering, filed as Exhibit 99.6 to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on September 16, 2002, which exhibit is incorporated herein by reference.

     4. Forms of the instruction booklet to holders of ADRs, the notice of guaranteed delivery, the letter to securities dealers, the letter to clients, the guidelines for substitute tax form W-9, the substitute tax form W-9, and the ADS rights certificate, each in connection with the Registrant's rights offering and filed as Exhibits 99.7 to 99.13, respectively, to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on September 16, 2002, which exhibits are incorporated herein by reference.